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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 1999, with respect to the financial statements and schedules of Progressive System Technologies, Inc. included (or incorporated by reference) in the Registration Statement (Form S-3 No. 333-_____) and related Prospectus of Asyst Technologies, Inc. for the registration of 1,106,596 shares of its common stock.

                                                   /s/ ERNST & YOUNG LLP
                                                   ---------------------

Austin, Texas
August 12, 1999